Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Object Design, Inc. on Form S-8 (file no. 333-14741) of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of Object Design, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994 which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 31, 1997